                                                                     EXHIBIT 2.5

                                                                  EXECUTION COPY



                  THIS SECTION 338 ESCROW AGREEMENT is dated as of February 13, 2004, (this escrow agreement, including all annexes hereto in each case, as amended from time to time in accordance with the terms hereof, "Escrow Agreement"), among IONICS, INCORPORATED, a Massachusetts corporation (the "Buyer"), the entities listed on Annex A hereto (each a "Seller" and collectively, the "Sellers"), Lyman B. Dickerson and Douglas G. Dickerson (each a "Seller's Representative" and collectively, the "Sellers' Representatives"), and Citibank, N.A., a national bank organized under the laws of the United States of America and acting as Escrow Agent hereunder (the "Escrow Agent").

                  Buyer and Sellers entered into a Purchase Agreement dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer their interests in Ecolochem, Inc., a Virginia corporation, Ecolochem International, Inc., a Delaware corporation, Ecolochem S.A.R.L., a societe a responsabilite limitee organized under the laws of France, and Moson Holdings, LLC, a Virginia limited liability company. In accordance with Section 1.06 of the Purchase Agreement, each of the Sellers appointed Sellers' Representatives to act on their behalf under the terms and conditions of this Escrow Agreement.

                  Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement. It is expressly understood and agreed by the parties hereto that all references herein to the Purchase Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligation or duties with respect thereto.

                  In accordance with the Purchase Agreement, Buyer is hereby depositing with the Escrow Agent $9,800,000 in cash, which amount shall be (A) decreased, if and when the Preliminary 338 Tax Adjustment is finally determined to be less than such amount pursuant to Section 1.05(d) of the Purchase Agreement, or (B) increased or decreased, as applicable, to an amount equal to the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g) or Section 1.05(i) (the amount deposited concurrently herewith and increases and decreases thereto, the "Cash Amount"). The Cash Amount less any amounts distributed pursuant to Section 2(b) below is referred to herein as the "Escrowed Funds."

         SECTION 1. Deposit of the Escrowed Funds. At the Closing, Buyer shall deliver to the Escrow Agent by wire transfer of immediately available funds, and the Escrow Agent shall promptly, after receipt thereof, acknowledge receipt in writing of, the Cash Amount. The Cash Amount shall be deposited initially into The Goldman Sachs FS Prime Obligations Fund Administration Class (463), and thereafter shall be invested and liquidated in accordance with Section 3. Immediately after the Section 338 Tax Adjustment is finally determined in accordance with the terms of Section 1.05 of the Purchase Agreement, Buyer shall deliver to the Escrow Agent by wire transfer of immediately available funds an amount equal to the amount, if any, by which the Section 338 Tax Adjustment exceeds the Preliminary 338 Tax Adjustment, such amount shall be deposited initially into The Goldman Sachs FS Prime Obligations Fund Administration Class
(463), and thereafter shall be invested and liquidated in accordance with
Section 3 hereof. In the event that the Section 338 Tax Adjustment is finally determined to be



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less than the Preliminary Section 338 Tax Adjustment, the Escrow Agent shall, upon receipt of written instructions to that effect and signed by Buyer and by the Seller Representatives, deliver to the Buyer, by wire transfer of immediately available funds, an amount equal to the amount by which the Section 338 Tax Adjustment is less than the Preliminary 338 Tax Adjustment. The Escrow Agent has no obligation to monitor deficiency or to solicit the deposit of any Cash Amounts.

         SECTION 2. Purpose and Release.

                  (a) The Escrowed Funds shall serve as the source of payments that may become due to Sellers from Buyer pursuant to Section 1.05(g) of the Purchase Agreement (the "Section 338 Tax Adjustment Amount"). For purposes of this Agreement, the term "Business Day" shall mean any day other than a Saturday or Sunday on which the Escrow Agent is open for business.

                  (b) Within three (3) Business Days of receipt of a written notice (a "Claim Notice") executed and delivered by the Sellers' Representatives at any time on or before June 15, 2005 instructing the Escrow Agent to disburse a specified amount of funds (the "Claim Amount") from the Escrowed Funds to the Sellers' Representatives, on behalf of any Seller for the payment of the tax obligation of such Sellers relating to the Section 338 Election of the Buyer, the Escrow Agent shall release such funds as set forth in such notice; provided, however, that (i) Sellers' Representatives shall not be entitled to issue any Claim Notice prior to any Tax Payment Date (as defined in the Purchase Agreement), (ii) any Claim Notice shall be based on Sellers' Representatives' good faith belief that the Claim Amount sought pursuant to such Claim Notice is owed to Sellers pursuant to Section 1.05(g) of the Purchase Agreement and that such Claim Amount, when aggregated with the Claim Amounts of all other Claim Notices issued hereunder, does not exceed the amount of the Section 338 Tax Adjustment, or if so determined prior to the termination of this Agreement, the amount of the Final Section 338 Adjustment, and (iii) any and all Claims Notices issued and delivered hereunder by Sellers' Representatives will need to certify to the Escrow Agent that the conditions specified in (i) and (ii) above have been satisfied. Payments made by the Escrow Agent in cash from the Escrowed Funds shall be made in the form of a wire transfer to the accounts specified in the applicable Claim Notice.

                  (c) The amount of the Escrowed Funds which are not subject to a Claim Notice and which have not otherwise been distributed to Sellers' Representatives, shall be released by the Escrow Agent to the Buyer as soon as practicable, upon the earlier of (i) the date on which Buyer determines that the amount of the Section 338 Tax Adjustment remaining unpaid is equal to zero ("Buyer's Determination"), or (ii) June 30, 2005 (such earlier date of (i) or
(ii) above, the "Release Date"); provided that in the case of clause (i), (A) Buyer has provided Sellers' Representatives and the Escrow Agent written notice of Buyer's Determination at least ten (10) business days prior to the date of release specified in such notice ("Buyer's Termination Notice") and (B) prior to the expiration of the ten (10) business day period after delivery of Buyer's Termination Notice, the Escrow Agent shall not have received written notice from the Sellers' Representatives (the "Sellers' Notice") (a copy of which shall be forwarded by the Sellers' Representatives to the Buyer simultaneously with the forwarding thereof to the Escrow Agent) that Sellers' Representatives elect to contest Buyer's Determination.




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                  (d) If Sellers' Representatives have filed a Sellers' Notice pursuant to Section 2(c)(ii)(B) hereof, then the Escrow Agent shall thereafter deliver to Buyer Escrowed Funds only to the extent that, and in an amount equal to, any amount of the Escrowed Funds is not contested by Sellers' Representatives in the Sellers' Notice and shall not make further disbursements of the Escrowed Funds to Buyer until the earlier to occur of (i) such time as the Escrow Agent has received joint disbursement instructions from the Sellers' Representatives and Buyer or (ii) June 30, 2005.

         SECTION 3. Investments; Disposition of Income.

                  (a) At the written direction of Buyer, the Escrow Agent shall invest the Escrowed Funds within two (2) business days after receipt of such written direction in (i) United States' government securities or securities of agencies of the United States government which are guaranteed by the United States government and which mature nine months or less from the date of investment, in each case as directed by Buyer, (ii) debt securities (including certificates of deposit) issued by any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating in excess of $500 million and whose long-term debt securities have a rating of "A" or higher by Standard and Poor's Rating Service and which mature nine months or less from the date of investment, in each case as directed by Buyer, (iii) Money market funds having a rating in the highest investment category granted thereby by a recognized credit rating agency, including any fund for which the Escrow Agent or an affiliate of the Escrow Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (A) the Escrow Agent or an Affiliate of the Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (B) the Escrow Agent charges and collects fees and expenses for services rendered, pursuant to this Escrow Agreement, or (iv) any other instrument as Buyer and Sellers' Representatives, from time to time, shall jointly designate in writing and that are eligible for settlement in the U.S. through customary U.S. settlement systems. Any income received by the Escrow Agent from investments of the Escrowed Funds pursuant to this Section 3 (such income being referred to as "Interest") during any month shall be distributed within five (5) business days after the end of such month to Buyer. Periodic statements will be provided to Sellers' Representatives and Buyer reflecting transactions executed in connection with the Escrowed Funds.

                  (b) In the event that the Escrow Agent is required to distribute Escrowed Funds under Section 2, the Escrow Agent shall sell or liquidate the investments made under Section 3(a) in respect thereto as and to the extent necessary to fund such distribution. The Escrow Agent shall sell or liquidate such investments in accordance with instructions as to priority from Sellers' Representatives. Such sales or liquidations shall be made as promptly as practicable after the Escrow Agent becomes obligated to make such distribution, but in no event later than one business day thereafter. Notwithstanding the foregoing, no later than two (2) business days prior to April 10, 2005 Escrow Agent shall sell or liquidate all of the investments made under Section 3(a) in respect of the Escrowed Funds (except to the extent the Cash Amount so invested is subject to a Claim Notice).



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                  (c) Upon the sale, liquidation or maturity of an investment of the Escrowed Funds under Section (3)(a), the proceeds shall be invested in The Goldman Sachs FS Prime Obligations Fund Administration Class (463), pending distribution to Buyer pursuant to Section 2.

                  (d) Any investment direction contained herein or provided in accordance with the terms hereof may be executed through an affiliated broker of the Escrow Agent and such broker shall be entitled to usual and customary fees.

         SECTION 4. Concerning the Escrow Agent.

                  (a) The Escrow Agent shall not be under any duty to give the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to Section 1 and Section 3 of this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto with respect to the subject matter hereof except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature. Except as expressly set forth herein, Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of its duties hereunder.

                  (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct in taking any actions or failing to take any actions hereunder. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes (not including any taxes of the Escrow Agent measured by or imposed upon income, and not including any franchise or excise taxes), damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable (i) in connection with its investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment, reinvestment or liquidation of the Escrowed Funds, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or
(iii) for an amount in excess of the value of the Escrowed Funds, valued as of the date of the deposit, but only to the extent of direct money damages. Without limiting the joint and several nature of the obligation of Sellers' Representatives and Buyer vis-a-vis the Escrow Agent pursuant to this Section 4(c), as between




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themselves, the Sellers' Representatives and Buyer agree that they shall each share 50% of all losses, liabilities, claims, actions, taxes, damages and expenses for which the Escrow Agent is entitled to indemnification hereunder, which, in case of Buyer, shall be satisfied first from the Available Cash Amount. The terms of this Section 4(c) shall survive termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                  (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may act pursuant to the advice of counsel reasonably acceptable to both Sellers' Representative and Buyer (Patterson, Belknap, Webb and Tyler, LLP being acceptable to both Sellers' Representative and Buyer) with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                  (f) The Escrow Agent does not have any interest in any Escrowed Funds deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Sellers' Representatives shall provide to the Escrow Agent concurrently with execution of this Escrow Agreement, appropriate W-9 or other certification forms for tax identification number certification, or W-8 or other nonresident alien certifications, with respect to each of the Sellers. Buyer shall provide a duly completed W-9 to the Escrow Agent concurrently with execution of this Escrow Agreement. As between Buyer and Sellers, Buyer agrees to pay the taxes applicable to such income.

                  (g) The Escrow Agent makes no representation and shall not be responsible as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

                  (h) Each of the monthly periodic statements identifying transactions hereunder to be provided by the Escrow Agent shall be deemed to be correct and final upon receipt thereof by the Buyer and the Sellers' Representatives unless the Buyer or the Sellers' Representatives notifies the Escrow Agent in writing to the contrary within thirty (30) business days of the date of such statement.

                  (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (j) Sellers' Representatives and Buyer may jointly remove the Escrow Agent and terminate this Escrow Agreement upon ten (10) days prior written notice signed by both




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parties. Upon such removal and termination, all then existing Escrowed Funds
(including all investments) shall be transferred in accordance with the joint written instructions of Sellers' Representatives and Buyer. The Escrow Agent may resign at any time upon giving thirty (30) days prior notice of resignation to Buyer and Sellers' Representatives. Upon receiving such notice of resignation, the Buyer, Sellers, and Sellers' Representatives shall cause a successor escrow agent to be appointed within thirty (30) days after receipt of such notice of resignation received by Buyer and Sellers' Representatives. Upon receiving notice of the appointment of a successor escrow agent, the Escrow Agent shall transfer any and all Escrowed Funds then held hereunder to the successor Escrow Agent. If no successor escrow agent has been appointed within thirty (30) days after receipt of notice of resignation by Buyer and Sellers' Representatives, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief and, pending the appointment of a successor escrow agent, the Escrow Agent shall not, after the expiration of thirty (30) days after receipt by Buyer and Sellers' Representatives of the Escrow Agent's notice of resignation have any further duties, responsibilities, or obligations to perform any services hereunder other than to (i) safekeep the Escrowed Funds and (ii) deliver the Escrowed Funds to the successor escrow agent duly appointed hereunder.

                  (k) The Escrow Agent shall have no responsibility for the contents of any court order and may conclusively rely without any liability upon the contents thereof. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (l) The Escrow Agent shall be paid and reimbursed, as applicable, by Sellers' Representatives on behalf of the Sellers the fees and expenses for the acceptance and administration of this Escrow Agreement set forth in Annex B attached hereto. All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. Notwithstanding anything in this Escrow Agreement to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrowed Funds (A) to the Sellers' Representatives or Sellers, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are fees or expenses or any amounts then due to the Escrow Agent from the Sellers pursuant to Section 4(c) or then due to the Escrow Agent from the Sellers' Representatives pursuant to this Section 4(l); or (B) to Buyer, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are any amounts then due to the Escrow Agent from the Buyer pursuant to Section 4(c) hereof. Upon receipt of payment for such fees or expenses, the Escrow Agent shall




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promptly make such disbursements or distributions to Buyer. The terms of this
Section 4(l) shall survive termination of this Escrow Agreement and resignation or removal of the Escrow Agent.

                  (m) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

                  (n) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (o) All instructions required or permitted hereunder to be delivered by Buyer will need to be delivered to the Escrow Agent in writing, in either original or facsimile form, executed by a person designated by Buyer as authorized to give such notices, requests, permissions, waivers, instructions and communications hereunder. A list of persons designated as authorized to act on Buyer's behalf hereunder is attached hereto as Annex C. The list attached hereto as Annex C will remain in effect until Buyer notifies the Escrow Agent of any change. Buyer shall from time to time deliver to the Escrow Agent a certified list of such Buyer authorized persons. In its capacity as Escrow Agent, the Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided hereunder, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Instructions to invest or reinvest that are received from the Buyer after 11:00 a.m. (E.S.T.) will be treated as if received on the following business day in New York. Further to this procedure, the Escrow Agent reserves the right to telephone an authorized person to confirm the details of such instructions or documents if they are not already on file with the Escrow Agent as standing instructions. The Escrow Agent and Buyer agree that the above constitutes a commercially reasonable security procedure. In addition, when the Escrow Agent acts on any information, instructions, communications, (including, but not limited to communications with respect to delivery of securities or the wire transfer of funds) sent by facsimile, the Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Buyer or is not in the form the Buyer sent or intended to send (whether due to fraud, distortion or otherwise). Buyer shall jointly and severally indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication. The terms of this Section 4(o) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  (p) All instructions required or permitted hereunder to be delivered by Sellers' Representatives will need to be delivered to the Escrow Agent in writing, in either original or




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facsimile form, executed by Sellers' Representatives as authorized to give such notices, requests, permissions, waivers, instructions and communications on behalf of the Sellers hereunder. In its capacity as Escrow Agent, the Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided hereunder, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, the Escrow Agent reserves the right to telephone the Sellers' Representative to confirm the details of such instructions or documents if they are not already on file with the Escrow Agent as standing instructions. The Escrow Agent and Sellers' Representatives agree that the above constitutes a commercially reasonable security procedure. In addition, when the Escrow Agent acts on any information, instructions, communications, (including, but not limited to communications with respect to delivery of securities or the wire transfer of funds) sent by facsimile, the Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Sellers' Representatives or is not in the form the Sellers' Representatives sent or intended to send (whether due to fraud, distortion or otherwise). Sellers' Representatives shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication. The terms of this Section 4(p) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  (q) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrowed Funds, unless the Escrow Agent receives written instructions, signed by Buyer and Sellers' Representatives, which eliminates such ambiguity or uncertainty.

                  (r) In the event of any dispute between or conflicting claims by or among the Buyer, Seller, the Sellers' Representatives, and/or any other person or entity with respect to any Escrowed Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by an order, judgment or decree of a court of competent jurisdiction, whether or not such order, judgment or decree is subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Escrow Agent shall be authorized to act, and shall not incur any liability for acting, on any order, judgment or decree of a court of competent jurisdiction without further question (whether or not such order is subject to appeal). The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Buyer and Sellers' Representatives.




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

                  (s) Buyer and Sellers' Representatives shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Funds incurred in connection hereunder and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. The terms of this Section 4(s) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  (t) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank, N.A." by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, except that the parties to this Escrow Agreement may make reference to "Citibank, N.A." in its capacity as Escrow Agent in any filings made with the Securities and Exchange Commission in respect of the transactions contemplated herein.

         SECTION 5. Sellers' Assets. The parties agree that Escrowed Funds (up to an amount equal to the Section 338 Tax Adjustment, or if so determined prior to the termination of this Agreement, the amount of the Final Section 338 Adjustment each as determined pursuant to Section 1.05 of the Purchase Agreement) are assets of Sellers (and not Buyer or its subsidiaries), and are placed in escrow solely to secure Buyer's obligations to Sellers in respect of the amount of the Section 338 Tax Adjustment or the amount of the Final Section 338 Adjustment, as the case may be. No other person or entity shall have any right, title or interest in or to the Escrowed Funds.

         SECTION 6. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivery is acknowledged if by registered or certified mail, postage prepaid, (b) when received (as identified by the fax transmittal confirmation), if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) when actually delivered if sent by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                  (a) if to Buyer, to:

                  Ionics, Incorporated
                  65 Grove Street
                  Watertown, Massachusetts  02459
                  Fax:  (617) 926-3760
                  Tel:  (617) 926-2000
                  Attention:  Stephen Korn, Esq.,
                              Vice President and General Counsel




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

                  with copies to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, Massachusetts  02110
                  Fax:  (617) 248-7100
                  Tel:  (617) 248-7292
                  Attention:  Mark H. Burnett, Esq.

                  (b) if to Sellers' Representatives or any Seller, to:

                  Williams Mullen
                  222 Central Park Avenue, Suite 1700
                  Virginia Beach, Virginia  23462
                  Fax:  (757) 473-0395
                  Tel:  (757) 499-8800
                  Attention:  Frederick T. Stant

                  with copies to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Fax: (212) 474-3700
                  Tel:  (212) 474-1000
                  Attention:  Alan Stephenson, Esq.

                  (c) if to the Escrow Agent, to:

                  Citibank, N.A. - Escrow Services
                  111 Wall Street (14th Floor)
                  New York, New York  10043
                  Fax:  (212 657-2762
                  Tel:  (212) 657-6015
                  Attention:  Camille Tomao

                  with copies to:

                  Patterson, Belknap, Webb & Tyler LLP
                  1133 Avenue of the Americas, Suite 2200
                  New York, New York  100036-6710
                  Fax:  (212) 336-2222
                  Tel:  (212) 336-2301
                  Attention:  Herman H. Raspe, Esq.

                  All written notices, requests, permissions, waivers, instructions and communications from Buyer to the Escrow Agent shall be signed by a person designated by Buyer as authorized to give such notices, requests, permissions, waivers, instructions and communications hereunder. A list of persons designated as authorized to act on its behalf hereunder is attached hereto as Annex C. Buyer shall from time to time deliver to Escrow Agent a certified list of such Buyer authorized persons.

         SECTION 7. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of all Escrowed Funds in accordance with the terms hereof.

         SECTION 8. Miscellaneous.

                  (a) This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted violation of this
Section 8(a) shall be void.

                  (b) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Escrow Agreement shall become effective when each party (or such party's counsel) hereto shall have received a counterpart, or facsimile of a counterpart, of this Escrow Agreement, each signed by the other party or parties hereto or thereto.

                  (c) This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or waiver in respect of this Escrow Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                  (d) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

                  (e) Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this paragraph. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New

York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (f) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or disputes relating hereto or thereto. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Escrow Agreement by, among other things, the mutual waivers and certifications in this paragraph.

                  (g) This Escrow Agreement may be amended in writing by the parties. This Escrow Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. In the case of the Sellers the provisions of Section 8(i) will apply.

                  (h) The Buyer agrees that it will provide its correct Taxpayer Identification Number to the Escrow Agent. The Sellers and Buyer agree that the Escrow Agent will report (at the end of the applicable calendar year and without regard for the distribution or lack of distribution thereof) on the applicable forms 1099 (and corresponding IRS reports) all Interest earned in the applicable year under this Escrow Agreement as taxable income of the Buyer to the Internal Revenue Service or other Taxing Authority (as defined in the Purchase Agreement) if and to the extent required by U.S. tax law. The Escrow Agent shall be permitted to report and withhold any required Taxes as it determines it may be required by any law or regulation in effect, and remit such Taxes to the appropriate Taxing Authorities, and the Buyer, acknowledges and agrees that the Buyer will hold the Escrow Agent harmless from and against any such Taxes.

                  (i) The Sellers' Representatives have been duly appointed by each of the Sellers to act as their agent/power of attorney in all respects with respect to this Escrow Agreement and the Escrow Agent may rely on such authority for all purposes hereunder until such time the Escrow Agent receives written notice to the contrary from one or more of the Sellers in form acceptable to the Escrow Agent and with such supporting documentation that is reasonably necessary.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      [338 Escrow Agreement Signature Page]

                                    THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                                    SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE,
                                    AS AMENDED


                                    By:   /s/ Lyman B. Dickerson
                                        ---------------------------------------
                                          LYMAN B. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                    DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                    TRUSTEE, AS AMENDED


                                    By:   /s/ Douglas G. Dickerson
                                        ---------------------------------------
                                          DOUGLAS G. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE RICHARD DICKERSON REVOCABLE TRUST DATED
                                    MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE, AS
                                    AMENDED


                                    By:   /s/ Douglas G. Dickerson
                                        ---------------------------------------
                                          DOUGLAS G. DICKERSON, Co-Trustee

                                   February 13, 2004
                                   Date Signed


                                   By:    /s/ Marguerite W. Dickerson
                                        ---------------------------------------
                                          MARGUERITE W. DICKERSON, Co- Trustee

                                    February 13, 2004
                                    Date Signed

                      [338 Escrow Agreement Signature Page]

                                    THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED
                                    JULY 1, 1991


                                    By:   /s/ Lyman B. Dickerson
                                        ---------------------------------------
                                          LYMAN B. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Charles C. Kline
                                        ---------------------------------------
                                          CHARLES C. KLINE, Independent Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                    NO. 3, DATED JULY 1, 1991


                                    By:   /s/ Douglas G. Dickerson
                                        ---------------------------------------
                                          DOUGLAS G. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Frederick T. Stant
                                        ---------------------------------------
                                          FREDERICK T. STANT, III,
                                          Independent Trustee

                                    February 13, 2004
                                    Date Signed

                      [338 Escrow Agreement Signature Page]

                                    THE RICHARD DICKERSON IRREVOCABLE TRUST
                                    NO. 3, DATED JULY 1, 1991

                                    By:   /s/ Douglas G. Dickerson
                                        ---------------------------------------
                                          DOUGLAS G. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Marguerite W. Dickerson
                                        ---------------------------------------
                                          MARGUERITE W. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Frederick T. Stant
                                        ---------------------------------------
                                          FREDERICK T. STANT, III,
                                          Independent Trustee

                                    February 13, 2004
                                    Date Signed

                      [338 Escrow Agreement Signature Page]



                                    /s/ Lyman B. Dickerson
                                    -------------------------------------------
                                    LYMAN B. DICKERSON

                                    February 13, 2004
                                    Date Signed


                                    /s/ Douglas G. Dickerson
                                    -------------------------------------------
                                    DOUGLAS G. DICKERSON

                                    February 13, 2004
                                    Date Signed


                                    THE ESTATE OF RICHARD C. DICKERSON


                                    By:   /s/ Douglas G. Dickerson
                                        ---------------------------------------
                                          DOUGLAS G. DICKERSON, Co-Executor

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Marguerite W. Dickerson
                                        ---------------------------------------
                                          MARGUERITE W. DICKERSON, Co-Executor

                                    February 13, 2004
                                    Date Signed

                      [338 Escrow Agreement Signature Page]


                                    IONICS, INCORPORATED


                                    By:   /s/ Stephen Korn
                                        ---------------------------------------
                                          Stephen Korn
                                          Vice President and General Counsel


                                    CITIBANK, N.A., AS ESCROW AGENT


                                    By:   /s/ Camille Tomao
                                        ---------------------------------------
                                          Camille Tomao
                                          Vice President

Schedules and Exhibits Omitted in Accordance With Item 601(b)(2) of Regulation
S-K

Annex A-List of Sellers

Annex B-Schedule of Fees

Ionics Authorized Person Information

Ionics will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Ionics may request confidential treatment pursuant to Rule 24-2 of the Exchange Act for any schedule or exhibit so furnished.